EXHIBIT 99.1

STRATA Skin Sciences Reports Second Quarter 2022 Financial Results

Horsham, Pa, August 10, 2022 —STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the second quarter ended June 30, 2022.

Recent Highlights
•	Revenue in the second quarter 2022 of $9.1 million a 23% increase over the second quarter of 2021
•	Cash and cash equivalents at June 30, 2022 were $10.0 million
•	Domestic installed base increased to 915 XTRAC devices
•	Entered the estimated $5.5 billion acne care market with initial commercial launch of TheraClear®X, an FDA-cleared device for in-office treatment of acne
•	Appointed Michael E. Goodman to the executive leadership team as head of international sales

“STRATA’s strong commercial execution continued into the second quarter of 2022, capping off a great first half of the year,” said Bob Moccia, Chief Executive Officer of STRATA Skin Sciences. “We were able to increase our XTRAC installed base, expand usage within existing accounts, convert additional Pharos customers to the XTRAC partnership model and increase our international footprint. I believe that this momentum will carry into the second half of 2022 and set up a strong 2023 and beyond.”

“We were also pleased to announce the introduction of our TheraClearX acne treatment device. Since our asset acquisition of this system in January of this year, we refined our marketing strategy and trained our salesforce on the benefits of the device in the treatment of acne. Throughout the second half of 2022, we plan to continue to build inventory and gather feedback from customers in select regions in anticipation of an expanded launch in 2023. Our investment in this product enables us to now address the estimated $5.5 billion acne care market with the potential to reach other dermatologic application end markets, which we plan to research and develop in the future,” concluded Moccia.

Second Quarter 2022 Financial Results
Revenues for the second quarter of 2022 were $9.1 million, as compared to revenues of $7.4 million for the second quarter of 2021. Global recurring revenues for the second quarter of 2022 were $5.6 million, as compared to global recurring revenues of $5.5 million for the second quarter of 2021. Equipment revenues were $3.5 million for the second quarter of 2022, as compared to $1.9 million for the second quarter of 2021.

Gross profit for the second quarter of 2022 was $5.0 million, or 55% of revenues, as compared to $4.8 million, or 65% of revenues, for the second quarter of 2021. The lower gross margin in the quarter was primarily due to the increase in intangible amortization expenses associated with the recent asset acquisitions of TheraClear and the acquisition of RA Medical's U.S. dermatology business.  Adjusted gross margin excluding amortization (as noted in the table below), was 61% compared to 66% in the second quarter of 2021.

Selling and marketing costs for the second quarter of 2022 were $4.1 million, as compared to $3.2 million for the second quarter of 2021. General and administrative costs for the second quarter of 2022 were $2.3 million, as compared to $2.1 million for the second quarter of 2021.

Other expense for the second quarter of 2022 was $0.2 million as compared to other income of $2.0 million for the second quarter of 2021.

Net loss for second quarter 2022 was $1.9 million, or a loss of $0.05 per basic and diluted common share, as compared to the net income for the second quarter of 2021 of $1.1 million, or net earnings of $0.03 per basic and diluted common share.

Financial Outlook
STRATA continues to expect full year 2022 revenue to range from $33.0 million to $35.0 million, representing 10% to 17% year over year growth.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 p.m. Eastern. The conference call will be concurrently webcast. The link to the webcast will be available on the STRATA Skin Sciences website at:  www.strataskinsciences.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial 1-877-451-6152 (US/Canada), 1-201-389-0879 (International), and use the conference ID number 13730992.

Reconciliation of Non-GAAP Measures
To supplement the Company’s condensed consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA, Gross Domestic Recurring Billings and non-GAAP gross profit.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands) (unaudited):

	For the Three Months Ended June 30,
	2022	2021

Net income (loss)	$(1,892)	$1,082

Adjustments:
Depreciation and amortization	1,339	873
Amortization of right-of-use asset	92	88
Loss on disposal of property and equipment	18	63
Income tax expense	-	4
Gain on forgiveness of debt	-	(2,028)
Interest expense, net	198	19
Non-GAAP EBITDA	(245)	101
Stock-based compensation	452	581
Non-GAAP adjusted EBITDA	$207	$682

Gross Domestic Recurring Billings
Gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP gross domestic billings to domestic recorded revenue for the first quarter 2022 and 2021 (in thousands):

	Three Months Ended June 30,
	2022	2021
Gross domestic recurring billings	$5,956	$5,482
Co-Pay adjustments	(204)	(186)
Other discounts	(46)	(41)
Deferred revenue from prior quarters	1,970	1,769
Deferral of revenue to future quarters	(2,499)	(1,897)
GAAP Recorded domestic revenue	$5,177	$5,127

Non-GAAP Gross Profit
Non-GAAP gross profit excludes the non-cash expense of amortization of acquired intangible assets classified as cost of revenues.

	For the Three Months Ended June 30,
	2022	2021

Gross profit	$4,993	$4,761
Amortization of acquired intangible assets	532	138
Non-GAAP gross profit	$5,525	$4,899
Gross profit percentage	54.8%	64.5%
Non-GAAP gross profit percentage	60.7%	66.4%

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in dermatology dedicated to developing, commercializing and marketing innovative products for the in-office treatment of dermatologic conditions. Its products include the XTRAC®, XTRAC Momentum™ 1.0 and Pharos® excimer lasers, VTRAC® lamp systems, and TheraClear® treatment systems utilized in the treatment of psoriasis, vitiligo, acne and various other skin conditions.

The Company’s proprietary XTRAC® and XTRAC Momentum™ 1.0 excimer lasers deliver a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 31 million patients in the United States alone. In addition, STRATA's TheraClear®X, utilizes FDA-Cleared technology to address the estimated $5.5 billion market opportunity for acne treatment with a non-invasive, highly effective, in-office procedure.

STRATA’s unique business model, in the U.S., leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell an acne treatment device and to integrate that device into its product offerings, the Company’s ability to develop, launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to dermatologist marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact
Jack Droogan
(203) 585-4140
ir@strataskin.com

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	June 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,036	$12,586
Accounts receivable, net of allowance for doubtful accounts of $228 and $275 at June 30, 2022 and December 31, 2021, respectively	2,989	3,433
Inventories	4,907	3,489
Prepaid expenses and other current assets	696	462
Total current assets	18,628	19,970

Property and equipment, net	6,685	6,883
Operating lease right-of-use assets	457	638
Intangible assets, net	18,829	10,083
Goodwill	8,803	8,803
Other assets	185	216
Total assets	$53,587	$46,593

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,241	$2,822
Accrued expenses and other current liabilities	6,144	6,377
Deferred revenues	3,253	3,285
Current portion of operating lease liabilities	224	318
Current portion of contingent consideration	500	-
Total current liabilities	14,362	12,802

Long-term debt	7,395	7,319
Deferred revenues and other liabilities	313	400
Deferred tax liability	266	266
Operating lease liability, net of current portion	289	392
Contingent consideration, net of current portion	8,622	-
Total liabilities	31,247	21,179

Stockholders' equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 150,000,000 shares authorized; 34,723,046 and 34,364,679, shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	35	34
Additional paid-in capital	248,378	247,059
Accumulated deficit	(226,073)	(221,679)
Total stockholders' equity	22,340	25,414
Total liabilities and stockholders’ equity	$53,587	$46,593

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(in thousands except share and per share data)
(unaudited)

	For the Three Months Ended June 30,
	2022	2021
Revenues, net	$9,105	$7,382
Cost of revenues	4,112	2,621
Gross profit	4,993	4,761

Operating expenses:
Engineering and product development	209	403
Selling and marketing	4,146	3,160
General and administrative	2,332	2,121
	6,687	5,684

Loss from operations	(1,694)	(923)
Other income (expense):
Gain on debt extinguishment	-	2,028
Interest expense	(208)	(26)
Interest income	10	7
	(198)	2,009
(Loss) income before income taxes	(1,892)	1,086
Income tax expense	-	(4)
Net (loss) income	$(1,892)	$1,082

Net (loss) earnings per share of common stock:
Basic	$(0.05)	$0.03
Diluted	$(0.05)	$0.03

Weighted average shares of common stock outstanding:
Basic	34,723,046	33,876,568
Diluted	34,723,046	34,318,495

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(in thousands except share and per share data)
(unaudited)

	For the Six Months Ended June 30,
	2022	2021
Revenues, net	$16,146	$13,209
Cost of revenues	7,025	4,735
Gross profit	9,121	8,474

Operating expenses:
Engineering and product development	372	787
Selling and marketing	7,762	6,092
General and administrative	4,984	4,910
	13,118	11,789

Loss from operations	(3,997)	(3,315)

Other income (expense):
Gain on debt extinguishment	-	2,028
Interest expense	(407)	(56)
Interest income	10	15
	(397)	1,987

Loss before income taxes	(4,394)	(1,328)
Income tax expense	-	(8)
Net loss	$(4,394)	$(1,336)

Net loss per share of common stock, basic and diluted	$(0.13)	$(0.04)

Weighted average shares of common stock outstanding, basic and diluted	34,701,267	33,839,554

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(4,394)	$(1,336)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of intangible assets	1,436	705
Amortization of right-of-use assets	181	174
Depreciation and amortization	1,224	1,001
Amortization of deferred financing costs and debt discount	76	-
Provision for doubtful accounts	(47)	(68)
Stock-based compensation	820	1,243
Loss on disposal of property and equipment	35	63
Gain on debt extinguishment	-	(2,028)
Deferred taxes	-	8
Changes in operating assets and liabilities:
Accounts receivable	491	158
Inventories	(898)	395
Prepaid expenses and other assets	(203)	(162)
Accounts payable	1,419	(122)
Accrued expenses and other liabilities	(217)	411
Deferred revenues	(135)	128
Operating lease liabilities	(197)	(183)
Net cash (used in) provided by operating activities	(409)	387

Cash flows from investing activities:
Purchase of property and equipment	(1,510)	(1,466)
Cash paid in connection with TheraClear asset acquisition	(631)	-
Net cash used in investing activities	(2,141)	(1,466)

Net decrease in cash, cash equivalents and restricted cash	(2,550)	(1,079)
Cash, cash equivalents and restricted cash, beginning of period	12,586	18,112

Cash, cash equivalents and restricted cash, end of period	$10,036	$17,033

Cash and cash equivalents	$10,036	$9,576
Restricted cash	-	7,457
	$10,036	$17,033
Supplemental disclosure of cash flow information:
Cash paid for interest	$329	$57
Supplemental disclosure of non-cash operating, investing and financing activities:
Inventories acquired in connection with TheraClear asset acquisition	$71	$-
Intangible assets acquired in connection with TheraClear asset acquisition	$10,182	$-
Contingent consideration issued in connection with TheraClear asset acquisition	$9,122	$-
Common stock issued in connection with TheraClear asset acquisition	$500	$-
Transfer of property and equipment to inventories	$449	$-